Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Crescent Banking Company:

We consent to the use of our report dated March 20, 2008, with respect to the consolidated financial statements included in Crescent Banking Company’s 2007 Annual Report on Form 10-K incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

November 25, 2008